Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-07621) pertaining to the LCA-Vision Inc. 1995 Long-Term Stock Incentive Plan, in the Registration Statement (Form S-8 No. 333-74485) pertaining to the LCA-Vision Inc. 1998 Long-Term Stock Incentive Plan, in the Registration Statement (Form S-8 No. 333-123522) pertaining to the LCA-Vision Inc. 2001 Long-Term Stock Incentive Plan and in the Registration Statement (Form S-8 No. 333-135414) pertaining to the LCA-Vision Inc. 2006 Stock Incentive Plan of our reports dated February 27, 2007, with respect to the consolidated financial statements and schedule of LCA-Vision Inc., LCA-Vision Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of LCA-Vision Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2006.
/s/ Ernst & Young LLP
Cincinnati, Ohio February 27, 2007

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